Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan and 2012 Incentive Award Plan of Bloomin’ Brands, Inc. of our report dated March 25, 2011, with respect to the consolidated financial statements of PGS Consultoria e Serviços Ltda. included in the Registration Statement (No. 333-180615) on Form S-1 filed by the Bloomin’ Brands, Inc. under the Securities Act of 1933 (the “Act”), filed with the Securities and Exchange Commission.

/s/ Ernst & Young Terco Auditores Independentes S.S.

Rio de Janeiro, Brazil

August 13, 2012